UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ___________________________________

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                 Date of Report (Date of earliest event reported):

                                 December 15, 2004


	                     HARRIS & HARRIS GROUP, INC.
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              (Exact name of registrant as specified in its charter)




         New York	               0-11576	                  13-3119827
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(State or other jurisdiction 	 (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)



                                 111 West 57th Street
	                       New York, New York  10019
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               (Address of principal executive offices and zip code)


	  Registrant's telephone number, including area code: (212) 582-0900






Item 2.02.  Results of Operations and Financial Condition


On December 15, 2004, Harris & Harris Group, Inc. (the
"Company") announced that the Board of Directors had declared a designated undistributed capital gain dividend
(also known as a deemed dividend) for 2004. The Board of Directors' resolution was subject to the Company having taxable net long-term capital gain income by year-end. It also announced that it anticipated having an amount of such gain sufficient to pay a deemed dividend of approximately $520,000. On December
16, 2004, the Company announced that owing to the availability for tax purposes of a prior year's net capital loss carryover, the Company has determined that it will not have taxable net long-term capital gain income for 2004.
Accordingly, the Company has determined that it will not have to pay taxes on this long-term capital gain and therefore will not declare a deemed dividend for 2004.
Both press releases are included as an exhibit to this Form
8-K.

The Company currently estimates that it will have approximately $775,000 net long-term capital gains for book purposes for all of calendar year 2004, subject to the year-end audit.


Item 9.	  Financial Statements and Exhibits

      (a)  Not applicable.

      (b)  Not applicable.

      (c)  Exhibits.


Exhibit No.			Description
-----------                     -----------
  99.1 				Press release dated December 15, 2004

  99.2 				Press release dated December 16, 2004





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                           SIGNATURES


      Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	December 20, 2004	HARRIS & HARRIS GROUP, INC.



                                By:  /s/ Helene B. Shavin
                                     --------------------
 		     	             Helene B. Shavin
				     Vice President and Controller


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                         EXHIBIT INDEX

Exhibit No.			Description
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99.1				Press release dated December 15, 2004

99.2				Press release dated December 16, 2004







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